EXHIBIT 10.11

     Drug Purchase and Sales Contract

Party A: Changchun Changheng Pharmaceutical Co., Ltd.

Party B: Tonghua Tongdetang Pharmaceutical Co., Ltd.
This contract is made by and between Party A and Party B with regards to the product Liminpai of Party A through friendly negotiation based on the principle of mutual benefits and common development as well as the common understanding of pharmaceutical market:

I.	The two parties implement the market protection policy in the region, based on the premise of honesty.
II.	Party A shall guarantee that the production complies with the national approved quality standard.
III.	Party A supplies the goods in base-price and issue the value-added tax to Party B in base-price; other operation activities and economic contacts shall be assumed by Party B.
IV.	Party A supplies the goods to Party B in base-price, and Party A shall bear the charges for producing the finished products as well as the transportation fees.
V.	Each finished product shall be attached with the quality inspection report.
VI.	Right and obligation of Party A
1.
Party A shall provide the relevant documents, materials and procedures related to the agent products to Party B, such as Pharmaceutical Production Enterprise License, Business License, Product documents, power of attorney and bidding & tendering materials.

2.	Party A shall provide the materials needed by provincial price report to Party B.
3.
Product quality: Party A shall assume the economic responsibility caused by quality problem (based on the inspection report of drug control department); the consumer’s complaints shall be based on the verdict of legal department, and the items through negotiation shall be confirmed by the two parties.

4. If Party B operates illegally, Party A has right to terminate the agent right of Party B.
5. Party A shall guarantee the goods supply of Party B.
6. Party A shall keep confidential about this agreement for the third party.
VII. Right and obligation of Party B
1. Party B shall maintain the right and reputation of Party A, and it shall assume the economic loss and civil responsibility owing to advertisement and bad operation.
2. Party B shall be responsible for the market planning, sales, advertisement design & making, software design, making and propaganda materials of the agent product.
3. Party B shall promptly report the market promotion progress to Party A.
4. Party B shall keep confidential about the agreement for the third party.
VIII. Change or termination of agreement
The two parties can change or terminate the agreement through negotiation if one of the following situations occurred:
1.	Great change of national policies;
2.	Force majeure factors like natural disaster;
3.	Breach of contract of any party;
4.	If one party wants to change or terminate the agreement, it shall notify the other party in advance of 30 days.
IX. Disputes solution
Any disputes related to this agreement shall be solved through negotiation based on the principle of mutual understanding and mutual accommodation.
X. Others
1. This agreement will take effect after signing and sealing of the two parties, with Party A and Party B holding one respectively;
2. The unsettled matters herein shall be solved through negotiation, and signed the supplementary clauses, which cover the same legal effect with this agreement;
3. If the contact ways or addresses of the two parties are changed, it shall promptly notify the relevant department of the other party.

The valid period of this agreement is from Jan. 16, 2009 to Jan. 16, 2010

Party A: Changchun Changheng Pharmaceutical Co., Ltd.

Signed and Sealed

Date: Jan. 16, 2009

Party B: Tonghua Tongdetang Pharmaceutical Co., Ltd.

Signed and Sealed

Date: Jan. 16, 2009